Ex 99.D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Limited Liability Company Interests In

Grosvenor Registered Multi-Strategy Fund (TI 2), LLC

Tendered Pursuant to the Offer to Purchase

Dated December 27, 2011

The Offer and withdrawal rights will expire

at, and this Notice of Withdrawal must be

received by, 12:00 midnight, Eastern Time,

on January 26, 2012 unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to your Merrill Lynch, Pierce,

Fenner & Smith, Inc. (“Merrill”) Financial Adviser.

YOUR MERRILL FINANCIAL ADVISER MUST CONTACT THE AI SERVICE DESK

AT 1-866-MER-ALTS FOR PROCESSING BY THE EXPIRATION DATE.

You are responsible for confirming that this Notice of Withdrawal is received by your Merrill Financial Adviser.

Notice of Withdrawal of Tender - TI 2 (ML)	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its limited liability company interest in Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                         .

This tender was in the amount of:

☐	Entire limited liability company interest in the Fund (“Interest”)

☐	Portion of Interest expressed as number of units:

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interest (or portion thereof) previously tendered will not be purchased by the Fund.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender - TI 2 (ML)	Page 2